UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2005

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On December 31, 2005, the Registrant and its wholly owned subsidiary, C-COR Broadband Europe, B.V., entered into an agreement of separation (the “Separation Agreement”) with Gerhard Nederlof, Vice President, EuroPacific Business, and Managing Director, C-COR Broadband Europe, B.V., regarding Mr. Nederlof’s termination of employment. The Separation Agreement provides for the termination of Mr. Nederlof’s employment on June 30, 2006 (the “Termination Date”) and further provides for the transitioning of Mr. Nederlof’s management activities to other employees of the Registrant. Additionally, the Separation Agreement provides for a lump sum severance payment of 748,275 euros on or about the Termination Date in accordance with local statutory requirements and that all of Mr. Nederlof’s options to purchase the Registrant’s common stock will immediately vest on the Termination Date in accordance with the Registrant’s Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

January 31, 2006	By:	/s/ JOSEPH E. ZAVACKY
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary